Exhibit 99.2

XELR8 HOLDINGS, INC. Announces Fourth Quarter and 2008 Annual Financial Results

•	53% Increase in Net Sales as compared to last year
•	65% Increase in Gross Profit as compared to last year

March 31, 2009 – Denver CO.- XELR8 Holdings, Inc. (OTCBB: XELR), a provider of functional foods, beverages and nutritional supplements, announced today it’s 2008 Financial results for the year ended December 31, 2008.

Financial and operational highlights for fourth quarter and year ended December 31, 2008:

•	Revenues increased 25% in the fourth quarter and 53% for the year ended December 31, 2008
•	Gross profit was $1.1 million in the fourth quarter and $5.7 million for the year ended December 31, 2008, improvements of 30% and 65% respectively compared to same periods one year ago
•	Cash and cash equivalents were $1.6 million as of December 31, 2008

Total revenue for the fourth quarter ended December 31, 2008 was $1.45 million, a 25% increase compared to total revenue of $1.17 million for the fourth quarter ended December 31, 2007. Gross profit grew to $1.1 million for the three months ended December 31, 2008, up 30% from $0.8 million in the prior year period. Gross margin in the quarter was 79%, an improvement from 69% in the same quarter one year ago, due to increased sales of Bazi, which carries a higher gross margin compared to the legacy products. Net loss for the three months ended December 31, 2008, decreased 47% to $0.34 million, or $(0.03) per share, compared to a loss of $0.64 million, or $(0.04) per share, in the prior year.

Total revenue for the year ended December 31, 2008 was approximately $7.4 million, an increase of 53% compared to total revenue of $4.9 million for the year ended December 31, 2007. Gross profit improved to $5.7 million for the year ended December 31, 2008, up 65% from $3.5 million in the prior year period. Gross margin for the year was 77%, an improvement from 72% in the same period one year ago, due to increased sales of Bazi, which carries a higher gross margin compared to the legacy products. Net loss for the year ended December 31, 2008, decreased 35% to $2.1 million, or $(0.14) per share, compared to a loss of $3.2 million, or $(0.23) per share, in the prior year period.

John Pougnet, XELR8 Holdings CEO said “We are very pleased to report record sales numbers for the year, with both large increases in sales and gross profit margins from 2007. Our operating plan for 2009 is focused on the continued growth and market penetration of Bazi™, and increasing the number of independent distributors and customers, growing revenues, and generating gross profits.”

“Our increase in sales reflect the continued growth of our Bazi product. Bazi represented 92% of sales for the year ended December 31, 2008.  We feel that through our continued incentive and bonus programs offered to our distributors, Bazi sales will continue to grow strongly in 2009. The number of distributors continues to grow, and we continue to see no reason why that should not continue in the upcoming year.  As we move forward into 2009, we believe we will move closer to achieving our goal of achieving positive cash flow, as well as increasing shareholder value.” concluded Mr. Pougnet.

FINANCIAL TABLES TO FOLLOW

About XELR8 Holdings, Inc.
XELR8 Holdings, Inc. is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance. XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. XELR8's primary product is Bazi™, a powerful, concentrated, antioxidant (Vitamins A, C & E) nutritional drink packed with eight different super fruits and berries, including the Chinese jujube, the South American Açai Berry, Blueberries and Raspberries plus 12 vitamins and 68 minerals, providing all the daily vitamins and minerals you need in a single, convenient, great tasting one-ounce shot.

XELR8's commitment to quality, science and research has earned the Company a loyal following of over 350 world-class athletes and an elite list of endorsers, such as 3-time World Series Champion Curt Schilling, five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and former Head Coach Mike Shanahan; professional football superstars Brian Griese and Marco Rivera; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr. Additionally, XELR8 has collaboration agreements with both the renowned Steadman Hawkins Clinic and the Greenville Hospital System of South Carolina. XELR8 products are only available through independent distributors located throughout the nation. For more information about XELR8, please visit www.xelr8.com or www.drinkbazi.com.

Safe Harbor
Except for the historical information contained herein, the matters set forth in this press release, including the description of the company and its products offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations
David Elias
516-967-0205

XELR8 HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2008 and 2007

	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$1,576,510	$2,245,858
Accounts receivable, net of allowance for doubtful accounts of $3,071 and $12,231, respectively	6,825	7,460
Inventory, net of allowance for obsolescence of $116,095 and $189,403, respectively	176,236	370,843
Prepaid expenses and other current assets	509,377	329,015
Total current assets	2,268,948	2,953,176

Intangible assets, net	21,411	17,959
Property and equipment, net	35,832	81,405

Total assets	$2,326,191	$3,052,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$643,426	$574,413
Return reserve	134,836	76,193
Accrued payroll and benefits	71,193	61,475
Other accrued expenses	104,662	120,616

Total Liabilities	954,117	832,697

Commitments and Contingencies (Note 7)

SHAREHOLDERS’ EQUITY (Note 2):
Preferred stock, authorized 5,000,000 shares, $.001 par value, none issued or outstanding	—	—
Common stock, authorized 50,000,000 shares, $.001 par value, 15,697,170 and 15,197,170 shares issued and outstanding respectively	15,697	15,197
Additional paid in capital	23,958,422	22,696,657
Accumulated (deficit)	(22,602,045)	(20,492,011)

Total shareholders’ equity	1,372,074	2,219,843

Total liabilities and shareholders’ equity	$2,326,191	$3,052,540

The notes are an integral part of these consolidated financial statements.

XELR8 HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007

	2008	2007
Net revenue	$7,416,372	$4,853,046
Cost of goods sold	1,677,035	1,380,663
Gross profit	5,739,337	3,472,383

Operating expenses:
Selling and marketing expenses	4,950,718	3,180,392
General and administrative expenses	2,878,156	3,107,469
Research and development expenses	12,962	17,828
Depreciation and amortization	45,696	58,033
Total operating expenses	7,887,532	6,363,722

Net (loss) from operations	(2,148,195)	(2,891,339)
Other income (expense)
Interest income	53,061	87,646
Other expenses	(13,770)	—
Gain (Loss) on disposal of asset	(1,130)	1,500
Interest (expense)	—	(439,537)

Total other income (expense)	38,161	(350,391)

Net (loss)	$(2,110,034)	$(3,241,730)

Net (loss) per common share
Basic and diluted net (loss) per share	$(0.14)	$(0.23)

Weighted average common shares outstanding, basic and diluted	15,607,006	13,951,691

The notes are an integral part of these consolidated financial statements.

XELR8 HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2008 and 2007

					Total
			Additional		shareholders’
	Common Stock		paid in	Accumulated	equity
	Shares	Amount	Capital	(deficit)	(deficit)
Balances, January 1, 2007	10,097,170	$10,097	$16,849,900	$(17,250,281)	$(390,284)

Issuance of Common Stock for Services	2,100,000	2,100	1,017,900	—	1,020,000

Issuance of Common Stock in Private Offerings, net of offering costs of $380,552	3,000,000	3,000	3,616,448	—	3,619,448

Stock Transferred by Shareholder for services	—	—	350,000	—	350,000

Stock-based compensation	—	—	862,409	—	862,409

Net (loss)	—	—	—	(3,241,730)	(3,241,730)

Balances, December 31, 2007	15,197,170	$15,197	$22,696,657	$(20,492,011)	$2,219,843

Issuance of Common Stock in Private Offering, net of offering costs of $60,797	500,000	500	438,703	—	439,203

Anti-dilution of Series E & F Common Stock Warrants	—	—	13,770	—	13,770

Stock-based compensation	—	—	809,292	—	809,292

Net (loss)	—	—	—	(2,110,034)	(2,110,034)

Balances, December 31, 2008	15,697,170	$15,697	$23,958,422	$(22,602,045)	$1,372,074

The notes are an integral part of these consolidated financial statements.

XELR8 HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net income (loss)	$(2,110,034)	$(3,241,730)
Adjustments to reconcile
Depreciation and amortization	45,696	58,033
Loss (Gain) on sale of equipment	1,130	(1,500)
Stock and stock options issued for services	789,292	1,372,408
Expense related to anti-dilution of warrants	13,770	—
Interest expense and amortization related to bridge loan financing	—	428,889
Change in allowance for doubtful accounts	(9,160)	1,525
Change in allowance for inventory obsolescence	(73,308)	147,748
Change in allowance for product returns	58,643	30,866
Changes in assets and liabilities:
Accounts receivable	9,795	(4,200)
Inventory	267,915	(107,227)
Other current assets	(180,362)	(69,723)
Accounts payable and accrued expenses	82,777	205,915
Net cash (used) by operating activities	(1,103,846)	(1,178,996)

Cash flows from investing activities:
Proceeds from sale of equipment	—	1,500
Capital expenditures and patent expenses	(4,705)	(22,242)
Net cash (used) provided by investing activities	(4,705)	(20,742)

Cash flow from financing activities:
Proceeds from bridge loan financing	—	250,000
Repayments of bridge financing	—	(500,000)
Issuance of common stock, net of offering costs	439,203	3,619,449
Net cash provided by financing activities	439,203	3,369,449

NET INCREASE (DECREASE) IN CASH	(669,348)	2,169,711
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	2,245,858	76,147
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$1,576,510	$2,245,858

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$—	$13,425
Stock issued for satisfaction of accrued compensation expense	$—	$540,000
Deferred offering costs applied against proceeds from offering	$—	$25,000
Expiration of call feature liability on options reclassified to equity	$20,000	$—

The notes are an integral part of these consolidated financial statements.